Exhibit 10.7

RESTRICTED STOCK AGREEMENT

UNDER

STEREOTAXIS, INC. 2002 STOCK INCENTIVE PLAN

THIS AGREEMENT, made effective as of the      day of             , 20    , by and between Stereotaxis, Inc., a Delaware corporation (the “Company”), and                                          (the “Awardee”).

WITNESSETH THAT:

WHEREAS, the Board of Directors of the Company (the “Board of Directors”) has adopted the Stereotaxis, Inc. 2002 Stock Incentive Plan (as amended and/or restated from time to time, the “Plan”) pursuant to which options, performance share awards, restricted stock and stock appreciation rights with respect to shares of the common stock of the Company may be granted to employees of the Company and its subsidiaries and certain other individuals; and

WHEREAS, the Company desires to grant to Awardee a restricted stock award for                              (                    ) shares of its stock under the terms hereinafter set forth;

NOW, THEREFORE, in consideration of the premises, and of the mutual agreements hereinafter set forth, it is covenanted and agreed as follows:

1. Award Subject to Plan. This award is made under and is expressly subject to, all the terms and provisions of the Plan, which terms are incorporated herein by reference. Awardee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. Terms not defined herein shall have the meaning ascribed thereto in the Plan. The Committee referred to in Paragraph 4 of the Plan (“Committee”) has been appointed by the Board of Directors, and designated by it, as the Committee to make awards of restricted stock.

2. Grant and Terms of Award. Pursuant to action of the Committee, which action was taken on June 16, 20005 (“Date of Award”), the Company awards to the Awardee                              (                    ) shares of the Common Stock of the Company, of the par value of $.001 per share (“Shares”); provided, however, that the Shares hereby awarded are subject to the risks of forfeiture described below and are nontransferable by the Awardee to the extent described below for a period commencing on the Date of Award and ending as follows (“Restriction Periods”):

During the period ending immediately before the date one year after the Date of Award, all Shares will be subject to forfeiture and nontransferable by the Awardee. On the date ending one year after the Date of Award, 25% of the Shares awarded will become transferable by the Awardee. On the date ending two years after the Date of Award, a cumulative 50% of the Shares awarded will become transferable by the Awardee. On the date ending three years after the Date of Award, a cumulative 75% of the Shares awarded will become transferable by the Awardee. On the date ending four years after the Date of Award, a cumulative 100% of the Shares awarded will become transferable by the Awardee. During the Restriction Periods, the nontransferable Shares shall bear a legend indicating their nontransferability. If the Awardee terminates service for any reason, including without limitation, upon death or Disability, during the Restriction Periods, the Awardee shall forfeit the Shares which remain nontransferable at that time If, at the end of the last Restriction Period, the Awardee is and has been continuously in the service of the Company since the Date of Award, all of the awarded Shares shall become fully vested and nonforfeitable. Notwithstanding the foregoing, if there is a Change of Control (as hereinafter defined) and Awardee is involuntarily terminated for reasons other than Cause or terminates for Good Reason on or within one (1) year after the date of the Change of Control, the total number of Shares to which this grant relates shall vest immediately and become nonforfeitable. Subject to the terms hereof and of the Plan, to the extent a Share is vested, it shall be transferable.

3. Definitions. For purposes of the Award, the following terms shall have the following meanings, except where otherwise noted:

(a) “Cause” shall mean Awardee’s fraud or willful misconduct as determined by the Committee.

(b) “Change of Control” shall mean:

(i) The purchase or other acquisition (other than from the Company) by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then-outstanding shares of common stock of the Company or the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors; or

(ii) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Board” and, as of the date hereof, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this section, considered as though such person were a member of the Incumbent Board; or

(iii) The consummation of a reorganization, merger or consolidation, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of, respectively, the common stock and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation’s then-outstanding voting securities, or of a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

(c) “Company” shall mean Stereotaxis, Inc., a Delaware corporation.

(d) “Company Stock” shall mean common stock of the Company.

(e) “Disability” or “Disabled” shall mean Awardee is permanently and totally disabled within the meaning of Section 422(c)(6) of the Internal Revenue Code of 1986, as amended, which, as of the date hereof, shall mean that Awardee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. Awardee shall be considered Disabled only if Awardee furnishes such proof of Disability as the Committee may require.

(f) “Good Reason” shall mean”:

(i) Requiring Awardee to be based at any office or location more than 50 miles from Awardee’s office or location as of the date of the Change of Control;

(ii) The assignment to Awardee of any duties inconsistent in any respect with Awardee’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as of the date of the Change of Control or any action by the Company or any of its subsidiaries which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an action taken by the Company or one of its subsidiaries, to which Optionee objects in writing by notice to the Company within 10 business days after Optionee receives actual notice of such action, which is remedied by the Company or one of its subsidiaries promptly but in any event no later than 5 business days after Optionee provided such notice; or

(iii) The reduction in Awardee’s total compensation and benefits below the level in effect as of the date of the Change of Control.

4. Medium of Payment. The Award shall be made or otherwise settled in shares of Company Stock. The Company shall withhold sufficient shares to satisfy the Company’s obligation to withhold for tax requirements at the time of delivery or vesting of shares hereunder, as appropriate, if Awardee is at the time of vesting subject to the Company’s policies regarding restrictions on trading within specified trading “windows”, and the Company may, in its sole discretion, so withhold if Awardee is not subject to such restrictions upon Awardee’s request. In the event that the Company withholds shares as contemplated in this Section, the Awardee shall receive a net number of shares equal to the shares to which the Awardee is otherwise entitled hereunder, less the number of shares withheld by the Company hereunder. In the event that the Company determines not to withhold shares for an Awardee who is not subject to the trading restrictions , prior to the payment or settlement of the Award, as appropriate, the Awardee must pay, or make arrangements acceptable to the Company for the payment of, any and all tax withholding that in the opinion of the Company is required by law. Such arrangements for payment of withholding may include, for example, directing an appropriate broker to sell such number of shares as necessary to result in a cash amount equal to the withholding requirements.

5. Termination of Service. Awardee shall forfeit the Shares to the extent not vested prior to Awardee’s termination of service. The Shares hereby granted shall not be affected by any change of service so long as Awardee continues to be a service provider to the Company or a subsidiary thereof. Nothing herein shall confer on Awardee the right to continue in the service of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary thereof to terminate Awardee’s service at any time.

6. Committee Administration. This award has been made pursuant to a determination made by the Committee, and such Committee or any successor or substitute committee authorized by the Board of Directors or the Board of Directors itself, subject to the express terms of this agreement, shall have plenary authority to interpret any provision of this agreement and to make any determinations necessary or advisable for the administration of this agreement and may waive or amend any provisions hereof in any manner not adversely affecting the rights granted to the Awardee by the express terms hereof.

7. Choice of Law. This Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Agreement to the substantive law of another jurisdiction. Awardee is deemed to submit to the exclusive jurisdiction and venue of the federal or sate courts of Missouri, County of St. Louis, to resolve any and all issues that may arise out of or relate to this Agreement.

Executed this        day of              20    .

STEREOTAXIS, INC.

By:

Awardee

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